UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 2019

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19731 (Commission File No.)	94-3047598 (IRS Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Option, License and Collaboration Agreement

On July 14, 2019, Gilead Sciences, Inc. (the “Company”) and Galapagos NV (“Galapagos”) entered into an Option, License and Collaboration Agreement (the “Collaboration Agreement”), pursuant to which the Company and Galapagos entered into a new global collaboration that covers Galapagos’ current and future product portfolio. The parties have been collaborating since 2016 on the development of filgotinib, an investigational, oral, selective JAK1 inhibitor, for inflammatory disease indications.

Upon the closing of the Collaboration Agreement with Galapagos, the Company will make an up-front license and option fee payment of $3.95 billion and an equity investment in Galapagos of approximately $1.1 billion. The closing of the Collaboration Agreement is subject to a number of closing conditions, including antitrust clearances required by the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and the Company’s and Galapagos’ entrance into the Subscription Agreement (as defined below).

Under the Collaboration Agreement, the Company has option rights to acquire an exclusive license to all current and future clinical programs of Galapagos (other than filgotinib, which is already subject to the parties’ existing collaboration) being developed during the 10-year initial option term of the collaboration (subject to extension in certain circumstances) and, for those programs that entered clinical development prior to the end of the initial option term, for up to an additional three years thereafter. The Company may exercise its option to acquire a license to a program after the receipt of a data package from a completed, qualifying Phase 2 study for such program (or, in certain circumstances, the first Phase 3 study).

If the Company exercises its option on a clinical program, the Company and Galapagos will collaborate on global development of such program and share development costs equally. Galapagos will retain exclusive rights to commercialize products included in the optioned program in the European Union, Iceland, Norway, Lichtenstein and Switzerland, and the Company will have exclusive commercialization rights for such products for all other countries globally. In addition to the option on all current and future clinical programs, upon the closing of the Collaboration Agreement, the Company and Galapagos will immediately begin collaborating on Galapagos’ autotaxin inhibitor for idiopathic pulmonary fibrosis, GLPG-1690, which is currently in Phase 3 trials, and the Company will receive an exclusive license to the program. If GLPG-1690 receives marketing approval in the United States, the Company will pay Galapagos a $325 million milestone fee as well as the tiered royalties described below.

Galapagos also has a compound, GLPG-1972, that inhibits ADAMTS-5, an enzyme that degrades an important structural component of cartilage. If the Company exercises its option to acquire a license to the GLPG-1972 program after the completion of Galapagos’ ongoing ROCCELLA Phase 2 study in osteoarthritis, the Company will pay a $250 million option exercise fee. In addition, following opt-in, Galapagos would be eligible to receive up to $750 million in development, regulatory and commercial milestones on GLPG-1972 as well as the tiered royalties described below.

With respect to all other products in Galapagos’ current and future pipeline, if the Company exercises its option to acquire a license to a program, it will pay a $150 million option exercise fee per program. In addition, Galapagos would receive tiered royalties ranging from 20-24% on net sales of all Galapagos products optioned by the Company as part of the Collaboration Agreement (including GLPG-1690 and GLPG-1972), subject to customary royalty terms and adjustments.

If the Company exercises its option rights for a program, the Company will share development costs and mutually agreed commercialization costs equally with Galapagos, subject to the ability of either party to conduct certain independent research or development activities and independent commercial activities in their respective territories.

For each program the Company opts-in to, the Company is required to use commercially reasonable efforts to obtain marketing approval in the United States and Japan and to market, promote, sell or distribute one product for one indication in the United States and Japan.

The Collaboration Agreement also contains customary provisions including representations and warranties of the parties, terms as to governance of the collaboration, commercialization and regulatory responsibilities of the parties, and manufacturing and supply.

The Company may terminate the collaboration in its entirety or on a program-by-program and country-by-country basis with advance notice as well as following other customary termination events.

Subscription Agreement

Gilead Therapeutics A1 Unlimited Company, an unlimited liability company formed under the laws of Ireland and a wholly owned subsidiary of the Company (“Investor”), and Galapagos entered into a Subscription Agreement, dated July 14, 2019 (the “Subscription Agreement”), pursuant to which Investor agreed to purchase, subject to certain conditions, the number of ordinary shares of Galapagos, no par value (the “Subscription Shares”), sufficient to bring Investor’s aggregate ownership percentage in Galapagos at the closing of the Subscription Agreement to 20.1% on a fully diluted basis (rounded up to the nearest whole share) (provided that if the Investor acquires any existing shares of Galapagos between July 14, 2019 and the closing of the Subscription Agreement, such shares shall not reduce the number of shares to be issued by Galapagos to the Investor at the closing). The price per subscription share is equal to EUR 140.59.

The Subscription Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including antitrust clearances required by the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and under applicable Austrian law and the Company’s and Galapagos’ entrance into the Collaboration Agreement.

The Company and Investor are subject to certain standstill restrictions until the earlier of the date that is 10 years following the date on which the closing of the Subscription Agreement occurs and the termination of the Subscription Agreement (if the closing does not occur). Among other things, during this time, the Company, its affiliates and any parties acting in concert with them may not, without the consent of Galapagos, acquire voting securities of Galapagos exceeding more than 29.9% of the then issued and outstanding voting securities of Galapagos, and the Company and Investor may not propose a business combination with or acquisition of Galapagos. The standstill restrictions are subject to certain exceptions as provided in the Subscription Agreement.

Pursuant to the terms of the Subscription Agreement, the Company and Investor agreed that they shall not, and shall cause their affiliates not to, without the prior consent of Galapagos, dispose of any equity securities of Galapagos prior to the earlier of the second anniversary of the closing of the Subscription Agreement and the termination of the Subscription Agreement (if the closing does not occur). During the period running from the date that is two years following the closing of the Subscription Agreement until the date that is five years following the closing of the Subscription Agreement, Company and its affiliates shall not, without the prior consent of Galapagos, dispose of any equity securities of Galapagos if after such disposal they would own less than 20.1% of the then issued and outstanding voting securities of Galapagos. The lock-up restrictions are subject to certain exceptions as provided in the Subscription Agreement and may terminate upon certain events.

Subject to the occurrence of the closing of the Subscription Agreement and the approval of Galapagos’ shareholders, until the date that is 10 years following the date on which the closing occurs (or the termination of the Collaboration Agreement, if earlier, other than due to Galapagos’ breach), subject to extension in certain circumstances, Investor will have the right to have two designees appointed to Galapagos’ board of directors (the “Galapagos Board”). From the date that is 10 years following the date on which the closing occurs (or the termination of the Collaboration Agreement, if earlier, other than due to Galapagos’ breach), subject to extension in certain circumstances, until the date that the Company and its affiliates and any party acting in concert with them cease to own, directly or indirectly, at least 20% of the then outstanding shares of Galapagos on a non-diluted basis,

Investor will have the right to have one designee appointed to the Galapagos Board. In the event that either or both of Investor’s designees are not approved by Galapagos’ shareholders, Investor’s designees will be invited to the Galapagos Board as observers.

Subject to and upon Galapagos’ shareholder approval, Investor will be issued and will subscribe for a warrant that confers the right to subscribe for a number of new shares to be issued by Galapagos sufficient to bring the number of shares owned by the Company and its affiliates to 25.1% of the issued and outstanding shares. The warrant will expire one year after the issue date and the exercise price per share will be EUR 140.59.

Subject to and upon Galapagos’ shareholder approval, Investor will be issued another warrant (the “First 29.9% Warrant”) that confers the right to subscribe for a number of new shares to be issued by Galapagos sufficient to bring the number of shares owned by the Company and its affiliates to 29.9% of the issued and outstanding shares. The warrant will expire on the date that is five years after the date on which the Subscription Shares are issued. The exercise price per share will be the greater of (i) 120% multiplied by the arithmetic mean of the 30-day daily volume weighted average trading price of Galapagos’ shares preceding the date of the exercise notice with respect to such exercise, and (ii) EUR 140.59, being the issue price pursuant to the Subscription Agreement.

Between 57 and 59 months after the closing of the Subscription Agreement, subject to and upon Galapagos’ shareholder approval, Investor will be issued a warrant with substantially similar terms, including as to exercise price, to the First 29.9% Warrant. This warrant will expire on the earlier of the date that is five years after the fifth anniversary of the closing and the date that the warrant is issued.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

The joint press release issued by the Company and Galapagos is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Joint Press Release issued by Gilead Sciences, Inc. and Galapagos NV on July 14, 2019

Forward Looking Statements

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the transactions described in this Current Report on Form 8-K. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the expected timing and likelihood of completion of the foregoing transactions, including the risk that the transactions may not close due to one or more closing conditions to the transactions not being satisfied or waived. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher
EVP, General Counsel and Corporate Secretary

Date:  July 18, 2019